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                                                                    EXHIBIT 99.1

ASIA GLOBAL CROSSING SIGNS DEFINITIVE RESTRUCTURING AGREEMENT

HONG KONG - NOVEMBER 18, 2002 - Asia Global Crossing Ltd. announced today that it has signed a definitive agreement to sell substantially all of its operations and assets to Asia Netcom, a new company organized by China Netcom (Hong Kong) and expected to include Newbridge Capital and Softbank Asia Infrastructure Fund as co-investors. As part of the agreement and to facilitate the restructuring process, certain Asia Global Crossing entities filed today for Chapter 11 protection in the United States Bankruptcy Court for the Southern District of New York and coordinated proceedings in the Supreme Court of Bermuda.

Operations will continue uninterrupted during the reorganization, and customers will not experience any change in service. Asia Global Crossing's management team and employee base will remain in place and will continue towards the company's objective of providing cost-efficient network infrastructure and data communications services to enterprise and carrier customers throughout Asia.

Under the terms of the agreement, Asia Netcom will acquire substantially all of Asia Global Crossing's operating subsidiaries, excluding Pacific Crossing Ltd. and related entities. Completion of the transactions is conditioned on, among other things, the approval by the courts in the U.S. and Bermuda as well as certain foreign regulatory approvals.

In connection with the proposed transaction, Asia Global Crossing's principal vendors have agreed to restructure the obligations owed to them. The new company will assume these obligations as well as customer contracts and operating liabilities of the acquired entities. It is expected that, upon completion of the transaction, approximately US$80 million of residual cash will be retained by Asia Global Crossing to pay its other creditors and to settle certain expenses in the Chapter 11 case and the Bermuda proceeding. No recovery is expected for Asia Global Crossing shareholders.

Asia Netcom will be funded by US$120 million of new equity from the consortium members and additional bank financing, for the future operations of the company.

The parties expect the Asia Netcom transaction to close during the first quarter of 2003.

"We have been able to achieve our desired objective of ensuring our company's ongoing - and uninterrupted -- operations in the future, without compromising customer service. We believe that the transaction maximizes the return to creditors. Once approved, this transaction will mark the successful completion of the restructuring process we began in early 2002," said Jack Scanlon, vice chairman and chief executive officer of Asia Global Crossing. "Asia Netcom will build upon the strengths of Asia Global Crossing's existing operations - but its value and service proposition will be greatly enhanced by the restructuring of its balance sheet and the solid financial and commercial backing of our new investors."

Edward Tian, chief executive officer of China Netcom, said, "We are pleased to be providing our support to the consortium. This is Asia's premier submarine cable network and the transaction allows the consortium to build market leadership at a very reasonable cost. By allowing the new company to connect with China Netcom's extensive nationwide network and strong domestic customer base in China, we can also help enhance its service offering to both existing and new customers. We believe that the newly recapitalized company will be well positioned to capture a large share of the future data communications needs of carriers and enterprises in the region. This is a very exciting opportunity for both the investors and as well as management and employees."

According to industry analyst IDC, revenue from broadband services in China is set to double next year and the Asia-Pacific region remains one of the fastest growing regions in the global telecommunications market. With Asia Global Crossing's pan-Asian subsea system East Asia Crossing, its extensive city-to-city data services platform, and access to China Netcom's extensive mainland network, Asia Netcom will be able to both capitalize on the Asia-Pacific opportunity and capture a large share of traffic originated and terminated in China.

Under U.S. bankruptcy law, it is anticipated that the U.S. Bankruptcy Court, prior to approving the sale, will require that an auction be conducted to permit any higher offers to be submitted. Following completion of the sale, Asia Global Crossing intends to submit a plan of reorganization to the U.S. Bankruptcy Court for the purpose of selling any remaining assets and distributing the value of such remaining assets among Asia Global Crossing's creditors.

The agreement follows review and analysis of options available to Asia Global Crossing followed by a several-month sale process conducted by Lazard, Asia Global Crossing's financial advisor. Salomon Smith Barney is the financial advisor to the consortium. The agreement was unanimously approved by the board of directors of Asia Global Crossing.

The company also announced today that it expects to sell its ownership stake in Asia Global Crossing Taiwan, its majority-owned joint venture in Taiwan, to a U.S.-based investor. Asia Global Crossing Taiwan's customers will, however, continue to have the

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benefit of the network and service  platform that it previously  enjoyed and are not expected to experience any impact as a result of this restructuring.

ABOUT ASIA GLOBAL CROSSING

Asia Global Crossing provides city-to-city connectivity and data communications solutions to pan-Asian and multinational enterprises, ISPs and carriers.

ABOUT CHINA NETCOM

China Netcom Corporation (Hong Kong) Ltd. (CNC) is a leading telecommunications service provider in China. The company owns a nationwide backbone as well as local metropolitan and access networks in China. CNC offers a broad range of telecommunications products and services, including: domestic and international fixed-line telecom network and infrastructure, as well as local wireless loops; voice, data, image, and multimedia communications based on such telecom networks. CNC is one of the three operators in China licensed to operate international infrastructure.

ABOUT NEWBRIDGE CAPITAL

Newbridge Capital is an investment firm dedicated to making direct investments in Asia. Established in 1994 by the Texas Pacific Group and Blum Capital Partners of the United States, Newbridge Capital manages more than US$1.7 billion of capital and operates out of offices in Hong Kong, San Francisco, Mumbai, Seoul, Shanghai, Singapore, and Tokyo.

ABOUT SOFTBANK ASIA INFRASTRUCTURE FUND

Softbank Asia Infrastructure Fund is a US$1.05 billion private equity fund investing in broadband and wireless telecommunications & network infrastructure, media and technology product & service companies in the Asia-Pacific region and the United States. SAIF was founded in February 2001 following the announcement of a strategic partnership between Softbank and Cisco Systems, the founding limited partner of the fund and the leading name worldwide in network infrastructure.

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Statements made in this press release that state the Company's or management's intentions, beliefs, expectations, or predictions for the future are forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company's actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include: the ability to complete systems within currently estimated time frames and budgets; the ability to compete effectively in a rapidly evolving and price competitive marketplace; the ability of the Company to restructure its existing obligations and obtain new financing; changes in the nature of telecommunications regulation in the United States, Asia, and other countries and regions; changes in business strategy; the successful integration of newly-acquired businesses; the impact of technological change; and other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission. One is cautioned not to put undue reliance on such forward-looking statements, which speak only as of the date of this press release. Asia Global Crossing expressly disclaims any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:
ASIA GLOBAL CROSSING

PRESS CONTACTS:                          INVESTOR CONTACTS:

Madelyn Smith                            Asia Global Crossing Investor Relations
Los Angeles, CA                          Los Angeles, CA
+1 310 481 4716                          +1 310 481 4783
+1 310 962 9644
madelyn.smith@asiaglobalcrossing.com

Selene Lo
Hong Kong
+852 2121 2936
+852 9127 9038
selene.lo@asiaglobalcrossing.com


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